Consent of Independent Registered Public Accounting Firm

Prospect Energy Corporation
New York, New York

We hereby consent to the use in the Prospectus Supplement dated December 14, 2006 constituting a part of this Registration Statement of our reports dated September 25, 2006, relating to the financial statements of Prospect Energy Corporation and the effectiveness of Prospect Energy Corporation’s internal control over financial reporting, which are contained in that Prospectus Supplement.

BDO Seidman, LLP
New York, New York

December 14, 2006